UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2025

MDB CAPITAL HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-41751	87-4366624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14135 Midway Road, Suite G-150

Addison, TX 75001

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (945) 262-9010

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, representing Limited Liability Interests	MDBH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events

Several senior executives of MDB Capital Holdings, LLC (the “Company”) have agreed in principle to surrender for cancellation an aggregate of 3,600,000 restricted stock units (the “RSUs”) previously issued in April 2022 under the 2022 Equity Award Plan (the “Plan”). The surrender is being made in exchange for a like number of shares to be subject to new awards of stock options to be issued in due course pursuant to the terms of the Plan and individual stock option agreements. The new awards will be issued in part as an aggregate of 1,600,000 time based stock options and 2,000,000 performance based stock options, and will be designated incentive options to the extent possible. The time based stock options will vest over a period of two years and the performance based stock options will vest based upon the value of the Class A Shares being above $20.00 per share for a period of time as measured by the public market stock price or the aggregate value of dividends and distributions to Class A stockholders in excess of $20.00 per share made during the term of the award, similar to the same vesting terms of the RSUs subject to cancellation. The board of directors has taken preliminary action to authorize the exchange of RSUs for the new awards and approve certain general terms for the new awards, but the final award terms are subject to further board approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025	MDB CAPITAL HOLDINGS, LLC

	By	/s/ Jeremy W. James
Jeremy W. James
Chief Financial Officer